UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 14, 2011 (June 13, 2011)

CHINA ELECTRIC MOTOR, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-53017	26-1357787
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

Sunna Motor Industry Park, Jian’an, Fuyong Hi-Tech Park, Baoan District, Shenzhen, Guangdong, 518103
People’s Republic of China
 (Address of principal executive offices)

86-755-8149 9969
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As reported in our current report on Form 8-K filed on May 20, 2011, China Electric Motor, Inc. (the “Company”) received a letter dated May 17, 2011 from the Nasdaq staff advising the Company that the staff had determined to delist the Company’s common stock.  On May 24, 2011, the Company submitted a request for a written hearing before a Nasdaq Hearings Panel. On June 10, 2011, after further consideration, the Company withdrew the request for a hearing. The Company’s decision to withdraw its request for a hearing is not, and should not be construed as, an admission, concession or statement with respect to any of the assertions or matters set forth in the aforesaid letter dated May 17, 2011 from the Nasdaq staff. On June 13, 2011, the Company received a letter from the Nasdaq staff advising the Company that the Company’s shares will be suspended effective at the open of business on Tuesday, June 14, 2011 and that Nasdaq will thereafter file a Form 25 Notification of Delisting with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRIC MOTOR, INC.

Dated: June 14, 2011	By:	/s/ Yue Wang
Yue Wang
Chief Executive Officer